Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Announces Second Quarter 2015 Results

Normalized FFO Per Share Increases 12.6% Year Over Year to $0.98

Comparable Hotel RevPAR Growth of 10.7%

Newton, MA (August 10, 2015).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and six months ended June 30, 2015, compared to the results for the prior year comparable periods:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	($ in thousands, except per share and RevPAR data)

Net income available for common shareholders	$77,980	$48,749	$114,395	$81,133
Net income available for common shareholders per share (basic and diluted)	$0.52	$0.33	$0.76	$0.54
Adjusted EBITDA (1)	$189,819	$172,099	$358,454	$327,050
Adjusted EBITDA growth	10.3%	—	9.6%	—
Normalized FFO available for common shareholders (1)	$146,899	$129,687	$272,888	$242,747
Normalized FFO available for common shareholders per share (diluted) (1)	$0.98	$0.87	$1.81	$1.62

Portfolio Performance
Comparable hotel RevPAR	$98.38	$88.86	$92.10	$83.39
Comparable hotel RevPAR growth	10.7%	—	10.4%	—
RevPAR (all hotels)	$98.68	$89.23	$92.50	$83.80
RevPAR growth (all hotels)	10.6%	—	10.4%	—
Coverage of HPT’s minimum returns and rents (all hotels)	1.28x	1.10x	1.11x	0.93x
Coverage of HPT’s minimum rents (all travel centers)	1.73x	1.79x	1.82x	1.66x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO available for common shareholders, and net income to earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA for the quarters and six months ended June 30, 2015 and 2014 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

John Murray, President and Chief Operating Officer of HPT, made the following statement regarding today’s announcement:

“We are pleased with the strong performance from our hotel and travel center portfolios which resulted in Normalized FFO per common share growth of 12.6%.  Our RevPAR growth of 10.6% exceeded the hotel industry’s performance for the tenth consecutive quarter and this strength was broad based, with eight of our nine hotel operating agreements exceeding the hotel industry’s RevPAR performance. We were also active on the acquisition front this quarter, expanding both our travel center and hotel portfolios.

During the second quarter, we also announced a transaction involving our manager, RMR, whereby we acquired a 16.2% economic interest in our manager in exchange for $57.8 million and amended the management agreements with RMR to extend the terms for 20 years.  We believe this transaction further aligns the interests of RMR management, ourselves and our shareholders, and allows us to continue benefiting from a low cost management structure.”

Results for the Three and Six Months Ended June 30, 2015 and Recent Activities:

•            Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended June 30, 2015 was $78.0 million, or $0.52 per diluted share, compared to $48.7 million, or $0.33 per diluted share, for the quarter ended June 30, 2014.  Net income available for common shareholders for the second quarter of 2015 includes an $11.0 million, or $0.07 per share, gain on the sale of real estate.  The weighted average number of diluted common shares outstanding was 150.3 million for the quarter ended June 30, 2015 and 149.8 million for the quarter ended June 30, 2014.

Net income available for common shareholders for the six months ended June 30, 2015 was $114.4 million, or $0.76 per diluted share, compared to $81.1 million, or $0.54 per diluted share, for the six months ended June 30, 2014.  Net income available for common shareholders for the six months ended June 30, 2015 includes an $11.0 million, or $0.07 per share, gain on the sale of real estate. The weighted average number of diluted common shares outstanding was 150.6 million for the six months ended June 30, 2015 and 149.7 million for the six months ended June 30, 2014.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended June 30, 2015 compared to the same period in 2014 increased 10.3% to $189.8 million.

Adjusted EBITDA for the six months ended June 30, 2015 compared to the same period in 2014 increased 9.6% to $358.5 million.

•            Normalized FFO available for common shareholders: Normalized FFO available for common shareholders for the quarter ended June 30, 2015 were $146.9 million, or $0.98 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended June 30, 2014 of $129.7 million, or $0.87 per diluted share.  The 12.6% increase in Normalized FFO available for common shareholders per diluted share is due primarily to increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers, increases in FF&E reserve income and deposits under HPT’s hotel agreements and the impact of its acquisitions since April 1, 2014.

Normalized FFO available for common shareholders for the six months ended June 30, 2015 were $272.9 million, or $1.81 per diluted share, compared to Normalized FFO available for common shareholders for the six months ended June 30, 2014 of $242.7 million, or $1.62 per diluted share.

•            Comparable Hotel RevPAR:  For the quarter ended June 30, 2015 compared to the same period in 2014 for HPT’s 290 hotels that it owned continuously since April 1, 2014: average daily rate, or ADR, increased 8.1% to $122.82;

occupancy increased 1.9 percentage points to 80.1%; and revenue per available room, or RevPAR, increased 10.7% to $98.38.

For the six months ended June 30, 2015 compared to the same period in 2014 for HPT’s 290 comparable hotels that it owned continuously since January 1, 2014: ADR increased 8.1% to $121.18; occupancy increased 1.6 percentage points to 76.0%; and RevPAR increased 10.4% to $92.10.

•            RevPAR (all hotels):  For the quarter ended June 30, 2015 compared to the same period in 2014 for HPT’s 293 hotels: ADR increased 8.0% to $123.20; occupancy increased 1.9 percentage points to 80.1%; and RevPAR increased 10.6% to $98.68.

For the six months ended June 30, 2015 compared to the same period in 2014 for HPT’s 293 hotels: ADR increased 8.1% to $121.71; occupancy increased 1.6 percentage points to 76.0%; and RevPAR increased 10.4% to $92.50.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended June 30, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.28x from 1.10x for the three months ended June 30, 2014.

For the six months ended June 30, 2015, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels increased to 1.11x from 0.93x for the six months ended June 30, 2014.

As of June 30, 2015, approximately 69% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees or security deposits from HPT’s managers and tenants pursuant to the terms of HPT’s hotel operating agreements.

•            Recent Property Acquisition and Disposition Activities:  In May 2015, HPT acquired a 364 room full service hotel located in Denver, CO for $77.3 million, excluding acquisition related costs.  HPT added this Crowne Plaza® branded hotel to its management agreement with a subsidiary of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental.

As previously announced, on June 1, 2015, HPT entered agreements with TravelCenters of America LLC (NYSE: TA), or TA, to acquire from TA 19 travel centers, including five travel centers TA is developing, and certain assets at 11 travel centers which HPT leases to TA for an aggregate purchase price of approximately $397.0 million.  These agreements also provided that HPT would sell five travel centers to TA.  In June 2015, HPT acquired 12 of these travel centers and certain assets at 10 travel centers HPT leased to TA for an aggregate purchase price of $227.9 million.  Also in June 2015, HPT sold five travel centers to TA for $45.0 million and recognized a gain on sale of $11.0 million.  HPT expects to acquire three of the remaining travel centers later in 2015 and the five development travel centers before June 30, 2017.

In July 2015, HPT acquired nine extended stay hotels with 1,094 suites located in eight states for $85.0 million, excluding acquisition related costs.  HPT converted these hotels to the Sonesta ES Suites® hotel brand and added these hotels to its management agreement with Sonesta International Hotels Corporation, or Sonesta. HPT currently expects to spend approximately $45.0 million to upgrade these hotels to Sonesta ES Suites® standards.

•            Investment in Reit Management & Research:  As previously announced, on June 5, 2015, HPT acquired approximately 5.0 million shares of Reit Management & Research Inc., or RMR Inc., for $57.8 million, excluding transactions costs.  As payment for the shares, HPT issued 1,490,000 of its common shares valued at the volume weighted average trading prices during the 20 days prior to the acquisition and paid the remainder of the purchase price in cash. Through HPT’s acquisition of the RMR Inc. shares, HPT indirectly acquired an economic ownership of 16.2% of Reit Management & Research LLC, or RMR LLC, HPT’s manager.  HPT currently expects to distribute half of its RMR Inc. shares to its shareholders by year end 2015, but HPT will not distribute its RMR Inc. shares until a registration statement, including a prospectus, is declared effective by the Securities and Exchange Commission, or SEC. In connection with entering into a transaction agreement with RMR Inc., HPT and RMR LLC entered into amended and restated business and property management agreements, which among other things, extend the terms of these agreements for 20 years.

Tenants and Managers: As of June 30, 2015, HPT had nine operating agreements with seven hotel operating companies for 293 hotels with 44,761 rooms, which represented 65% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended June 30, 2015, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three agreements. HPT’s Marriott No. 1 agreement includes 53 hotels, and provides for annual minimum return payments to HPT of up to $68.1 million (approximately $17.0 million per quarter). Because there is no guarantee or security deposit for this agreement, the minimum returns HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses and funding of the FF&E reserve.  During the three months ended June 30, 2015, HPT realized returns under its Marriott No. 1 agreement of $17.0 million.  HPT’s Marriott No. 234 agreement includes 68 hotels and requires annual minimum returns to HPT of $106.2 million (approximately $26.6 million per quarter). During the three months ended June 30, 2015, HPT realized returns under its Marriott No. 234 agreement of $28.0 million.  During the three months ended June 30, 2015, HPT replenished the available security deposit by $0.8 million with the payments HPT received during the period in excess of the minimum returns due for the period.  At June 30, 2015, the available security deposit which HPT held to pay future payment shortfalls for the Marriott No. 234 agreement was $0.8 million and there was $30.7 million remaining under Marriott’s guaranty for up to 90% of the minimum returns due to HPT to cover future payment shortfalls after the available security deposit is depleted. HPT’s Marriott No. 5 agreement includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due to HPT for this hotel for the three months ended June 30, 2015 of $2.5 million was paid to HPT.

•            InterContinental Agreement: During the three months ended June 30, 2015, HPT realized returns and rents of $39.9 million under its agreement with subsidiaries of InterContinental, which includes 93 hotels and requires annual minimum returns/rent to HPT of $149.8 million (approximately $37.5 million per quarter).  During the three months ended June 30, 2015, HPT replenished the available security deposit by $4.7 million with a portion of the payments HPT received during the period in excess of the minimum returns and rents due for the period.  At June 30, 2015, the available security deposit which HPT held to pay future payment shortfalls was $41.3 million.

•            Other Hotel Agreements: As of June 30, 2015, HPT’s remaining 78 hotels are operated under five agreements: one management agreement with Sonesta (22 hotels), requiring annual minimum returns of $73.4 million (approximately $18.4 million per quarter); one management agreement with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $27.7 million (approximately $6.9 million per quarter); one management agreement with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management agreement with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $7.6 million (approximately $1.9 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson agreements. There is no guarantee or security deposit for the Sonesta agreement and the minimum returns

HPT receives under this agreement are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these agreements for the three months ended June 30, 2015 were paid to HPT.

•            Travel Center Agreements:  As of June 30, 2015, HPT had five leases with TA for 191 travel centers located along the U.S. Interstate Highway system requiring aggregate annual minimum rents of $247.0 million ($61.8 million per quarter), which represent 35% of HPT’s total annual minimum returns and rents. As of June 30, 2015, all payments due to HPT from TA under these leases were current.

For the three months ended June 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA decreased to 1.73x from 1.79x for the three months ended June 30, 2014.  For the six months ended June 30, 2015, the aggregate coverage ratio of (x) total cash flow at the leased travel centers available to pay HPT’s minimum rent due from TA to (y) HPT’s minimum rent due from TA increased to 1.82x from 1.66x for the six months ended June 30, 2014.

Conference Call:

On Monday, August 10, 2015, at 10:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended June 30, 2015.  The conference call telephone number is (877) 329-3720.  Participants calling from outside the United States and Canada should dial (412) 317-5434.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, August 17, 2015.  To hear the replay, dial (412) 317-0088.  The replay pass code is 10068830.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s second quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Second Quarter 2015 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO available for common shareholders, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  HPT EXPECTS THAT MARRIOTT WILL PAY HPT UP TO 90% OF ITS MINIMUM RETURNS INCLUDED IN HPT’S MARRIOTT NO. 234 AGREEMENT UNDER A LIMITED GUARANTY AFTER HPT DEPLETES THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. THIS STATEMENT IMPLIES THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT ANY FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY MARRIOTT WILL NOT EXHAUST THE GUARANTY AND SECURITY DEPOSIT HPT HOLDS. HOWEVER, THIS GUARANTY IS LIMITED IN AMOUNT AND EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES OR AFTER MARRIOTT’S GUARANTY EXPIRES,

•                  HPT EXPECTS THAT INTERCONTINENTAL WILL CONTINUE TO PAY THE MINIMUM RETURNS INCLUDED IN HPT’S MANAGEMENT AGREEMENT WITH INTERCONTINENTAL AND THAT HPT WILL UTILIZE THE SECURITY DEPOSIT IT HOLDS FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT HPT HOLDS FOR INTERCONTINENTAL’S OBLIGATIONS IS FOR A LIMITED AMOUNT AND HPT CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE SHORTFALLS IN THE MINIMUM RETURNS DUE TO HPT FROM ITS HOTELS MANAGED BY INTERCONTINENTAL. MOREOVER, THIS SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH,

•                  AS OF JUNE 30, 2015, APPROXIMATELY 69% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH,

•                  THE PURCHASE PRICE HPT PAID FOR THE RMR INC. SHARES AND HPT’S ECONOMIC OWNERSHIP INTEREST IN RMR LLC MAY IMPLY THAT THE RMR INC. SHARES HPT EXPECTS TO DISTRIBUTE TO HPT’S SHAREHOLDERS WILL HAVE A MARKET VALUE AT LEAST EQUAL TO THE VALUE HPT PAID FOR THE RMR INC. SHARES.  IN FACT, THE VALUE OF THE RMR INC. SHARES MAY BE DIFFERENT FROM THE PRICE HPT PAID FOR THE RMR INC. SHARES.  THE MARKET VALUE OF THE RMR INC. SHARES WILL DEPEND UPON VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND HPT’S CONTROL, SUCH AS MARKET CONDITIONS GENERALLY AT THE TIME THE RMR INC. SHARES ARE

AVAILABLE FOR TRADING.  THERE CAN BE NO ASSURANCE PROVIDED REGARDING THE PRICE AT WHICH THE RMR INC. SHARES WILL TRADE IF AND WHEN THEY ARE DISTRIBUTED AND LISTED ON A NATIONAL STOCK EXCHANGE,

•                  HPT CURRENTLY EXPECTS TO DISTRIBUTE HALF OF THE RMR INC. SHARES HPT ACQUIRED TO HPT’S SHAREHOLDERS AND HPT CURRENTLY EXPECTS THE DISTRIBUTION OF THE RMR INC. SHARES WILL OCCUR BY YEAR END 2015.  THE PROCESS OF PREPARING A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF RMR INC. SHARES REQUIRES EXTENSIVE LEGAL AND ACCOUNTING SERVICES.  AFTER A REGISTRATION STATEMENT IS FILED, IT WILL BE SUBJECT TO REVIEW BY SEC STAFF, WHICH MAY ALSO TAKE CONSIDERABLE TIME.  HPT CAN PROVIDE NO ASSURANCE WHEN OR IF THE REGISTRATION STATEMENT WILL BE DECLARED EFFECTIVE BY THE SEC, THAT THE RMR INC. SHARES WILL BE APPROVED FOR LISTING ON A NATIONAL STOCK EXCHANGE OR IF THE DISTRIBUTION OF THE RMR INC. SHARES WILL OCCUR BY YEAR END 2015, OR EVER,

•                  THE BUSINESS MANAGEMENT AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN HPT AND RMR LLC HAVE BEEN AMENDED AND EXTENDED FOR 20 YEAR TERMS. THE AMENDED MANAGEMENT AGREEMENTS INCLUDE TERMS WHICH PERMIT EARLY TERMINATION AND EXTENSIONS IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR 20 YEARS OR FOR SHORTER OR LONGER TERMS,

•                  HPT CURRENTLY EXPECTS TO SPEND APPROXIMATELY $45.0 MILLION TO UPGRADE NINE HOTELS IT HAS ACQUIRED TO SONESTA ES SUITES® STANDARDS. IT IS DIFFICULT TO PROPERLY ESTIMATE THE COST OF HOTEL RENOVATIONS.  ONCE A RENOVATION PROJECT HAS BEGUN IT IS OFTEN COMMERCIALLY APPROPRIATE TO COMPLETE THE PROJECT EVEN IF COSTS INCREASE. THIS PLANNED RENOVATION PROJECT MAY COST MORE OR LESS THAN HPT CURRENTLY EXPECTS,

•                  HPT EXPECTS TO ACQUIRE FROM AND LEASEBACK TO TA TWO ADDITIONAL TRAVEL CENTERS AND CERTAIN ASSETS AT A TRAVEL CENTER HPT CURRENTLY LEASES TO TA FOR $51.5 MILLION LATER IN 2015.  THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS.  THESE ACQUISITIONS MAY NOT OCCUR, MAY BE FURTHER DELAYED OR THEIR TERMS MAY CHANGE, AND

•                  HPT ALSO EXPECTS TO ACQUIRE FROM AND LEASEBACK TO TA FIVE TRAVEL CENTERS WHICH TA IS DEVELOPING, AND THAT THE PURCHASE AND LEASEBACK OF THESE FIVE TRAVEL CENTERS IS EXPECTED TO OCCUR AS DEVELOPMENT OF THESE TRAVEL CENTERS IS COMPLETED BEFORE JUNE 30, 2017.  TA HAS BEGUN CONSTRUCTION AT SOME, BUT NOT ALL, OF THESE TRAVEL CENTERS.  OBTAINING GOVERNMENTAL APPROVALS TO BUILD TRAVEL CENTERS IS OFTEN A COMPLEX AND TIME CONSUMING PROCESS.  HPT CAN PROVIDE NO ASSURANCE THAT TA WILL OBTAIN ALL REQUIRED APPROVALS TO DEVELOP ALL FIVE TRAVEL CENTERS.  IF REQUIRED DEVELOPMENT APPROVALS ARE NOT OBTAINED OR IF CERTAIN TRAVEL CENTERS ARE NOT DEVELOPED FOR OTHER REASONS, HPT MAY ACQUIRE LESS THAN FIVE TRAVEL CENTERS OR DIFFERENT TRAVEL CENTERS MAY BE AGREED FOR SALE AND LEASEBACK BETWEEN HPT AND TA.  IT IS DIFFICULT TO ESTIMATE THE COST TO DEVELOP NEW TRAVEL CENTERS.  HPT AND TA HAVE AGREED THAT HPT WILL PURCHASE THESE PROPERTIES FOR TA’S COST OF DEVELOPMENT, WHICH IS ESTIMATED TO BE UP TO APPROXIMATELY $118 MILLION, BUT THAT COST MAY BE MORE OR LESS THAN THE $118 MILLION ESTIMATE.  ALSO, CONSTRUCTION OF NEW TRAVEL CENTERS MAY BE DELAYED FOR VARIOUS REASONS SUCH AS LABOR STRIFE, WEATHER CONDITIONS, THE

UNAVAILABILITY OF CONSTRUCTION MATERIALS, ETC.; AND THE PURCHASE AND LEASEBACK OF THESE TRAVEL CENTERS MAY BE DELAYED BEYOND JUNE 30, 2017.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SEC INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Hotel operating revenues (1)	$436,977	$387,248	$806,573	$717,184
Minimum rent (1)	67,015	63,736	131,766	127,122
Percentage rent (2)	2,048	—	2,048	—
FF&E reserve income (3)	1,026	916	2,191	1,844
Total revenues	507,066	451,900	942,578	846,150

Expenses:
Hotel operating expenses (1)	304,428	270,778	562,086	501,395
Depreciation and amortization	80,582	78,763	159,551	157,050
General and administrative (4)	12,685	13,166	33,989	24,631
Acquisition related costs (5)	797	162	1,135	223
Total expenses	398,492	362,869	756,761	683,299

Operating income	108,574	89,031	185,817	162,851

Interest income	10	25	21	50
Interest expense (including amortization of deferred financing costs and debt discounts of $1,458 and $1,319, and $2,916 and $2,672, respectively)	(35,836)	(34,941)	(71,290)	(69,797)
Loss on early extinguishment of debt (6)	—	—	—	(726)
Income before income taxes, equity in earnings of an investee and gain on sale of real estate	72,748	54,115	114,548	92,378
Income tax expense	(640)	(455)	(931)	(1,071)
Equity in earnings of an investee	23	125	95	28
Income before gain on sale of real estate	72,131	53,785	113,712	91,335
Gain on sale of real estate (7)	11,015	130	11,015	130
Net income	83,146	53,915	124,727	91,465
Preferred distributions	(5,166)	(5,166)	(10,332)	(10,332)
Net income available for common shareholders	$77,980	$48,749	$114,395	$81,133

Weighted average common shares outstanding (basic)	150,260	149,610	150,028	149,591
Weighted average common shares outstanding (diluted)	150,292	149,789	150,594	149,740

Net income available for common shareholders per common share:
Basic and diluted	$0.52	$0.33	$0.76	$0.54

See Notes on pages 11 and 12

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders: (8)
Net income available for common shareholders		$77,980	$48,749	$114,395	$81,133
Add:	Depreciation and amortization	80,582	78,763	159,551	157,050
Less:	Gain on sale of real estate (7)	(11,015)	(130)	(11,015)	(130)
FFO available for common shareholders		147,547	127,382	262,931	238,053
Add: (Less:)	Acquisition related costs (5)	797	162	1,135	223
	Estimated business management incentive fees (4)	(205)	1,445	8,822	2,173
	Loss on early extinguishment of debt (6)	—	—	—	726
	Deferred percentage rent (2)	(1,240)	698	—	1,572
Normalized FFO available for common shareholders		$146,899	$129,687	$272,888	$242,747

Weighted average common shares outstanding (basic)		150,260	149,610	150,028	149,591
Weighted average common shares outstanding (diluted)		150,292	149,789	150,594	149,740

Basic and diluted per common share amounts:
	FFO available for common shareholders (basic and diluted)	$0.98	$0.85	$1.75	$1.59
	Normalized FFO (basic)	$0.98	$0.87	$1.82	$1.62
	Normalized FFO (diluted)	$0.98	$0.87	$1.81	$1.62

		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014
Calculation of EBITDA and Adjusted EBITDA: (9)
Net income		$83,146	$53,915	$124,727	$91,465
Add:	Interest expense	35,836	34,941	71,290	69,797
	Income tax expense	640	455	931	1,071
	Depreciation and amortization	80,582	78,763	159,551	157,050
EBITDA		200,204	168,074	356,499	319,383
Add: (Less:)	Acquisition related costs (5)	797	162	1,135	223
	General and administrative expense paid in common shares (10)	1,278	1,850	3,013	3,103
	Estimated business management incentive fees (4)	(205)	1,445	8,822	2,173
	Loss on early extinguishment of debt (6)	—	—	—	726
	Deferred percentage rent (2)	(1,240)	698	—	1,572
	Gain on sale of real estate (7)	(11,015)	(130)	(11,015)	(130)
Adjusted EBITDA		$189,819	$172,099	$358,454	$327,050

See Notes on pages 11 and 12

(1)

At June 30, 2015, HPT owned 293 hotels; 290 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At June 30, 2015, HPT also owned 191 travel centers; all 191 of these travel centers are leased to a travel center operating company under five lease agreements. HPT’s condensed consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers. Net operating results of HPT’s managed hotel portfolios exceeded the minimum returns due to HPT in the three months ended June 30, 2015. Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $4,449 less than the minimum returns due to HPT in the three months ended June 30, 2014 and $11,443 and $25,291 less than the minimum returns due to HPT in the six months ended June 30, 2015 and 2014, respectively. When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its condensed consolidated statements of income as a reduction of hotel operating expenses. There was no reduction to hotel operating expenses for the three months ended June 30, 2015 and 2014 and reductions of $1,903 and $5,331 in the six months ended June 30, 2015 and 2014, respectively. HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $4,449 in the three months ended June 30, 2014, and $9,540 and $19,960 in the six months ended June 30, 2015 and 2014, respectively, which represent the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta. Certain of HPT’s guarantees and its security deposits may be replenished by future cash flows from the applicable hotel operations pursuant to the terms of the respective agreements.  HPT had $14,976 and $8,120 of guarantee and security deposit replenishments during the three months ended June 30, 2015 and 2014, respectively.  HPT had $16,189 and $2,574 of guarantee and security deposit replenishments during the six months ended June 30, 2015 and 2014, respectively.

(2)

In calculating net income in accordance with GAAP, HPT generally recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. In calculating net income in accordance with GAAP for the second quarter of 2015, HPT recognized $2,048 of percentage rent as a result of its lease modifications with TA. The second quarter 2015 Normalized FFO available for common shareholders and Adjusted EBITDA calculations exclude the $1,240 of deferred percentage rent included in the first quarter 2015 calculation.

(3)

Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. HPT owns all the FF&E reserve escrows for its hotels. HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income. HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(4)

Estimated incentive fees under HPT’s business management agreement calculated based on common share total return, as defined, are included in general and administrative expense in HPT’s condensed consolidated financial statements. In 2014, this incentive fee was payable in HPT’s common shares; beginning in 2015, any such fees will be payable in cash. In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense, if any, each quarter. Although HPT recognizes this expense, if any, each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO available for common shareholders and Adjusted EBITDA until the fourth quarter, which is when the actual expense amount for the year is determined. During the three months ended June 30, 2015, HPT reversed $205 of incentive fees accrued in the first quarter of 2015. HPT recorded $1,445 of estimated business management incentive fees during the three months ended June 30, 2014. HPT recorded $8,822 and $2,173 of estimated business management incentive fees during the six months ended June 30, 2015 and 2014, respectively.

(5)	Represents costs associated with HPT’s acquisition activities.

(6)

HPT recorded a $726 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its unsecured revolving credit facility and unsecured term loan and the redemption of its 7.875% senior unsecured notes due 2014.

(7)

HPT recorded an $11,015 gain on sale of real estate in the second quarter of 2015 in connection with the sale of five travel centers in June 2015. HPT recorded a $130 gain on sale of real estate in the second quarter of 2014 in connection with the sale of its Sonesta ES Suites hotel in Myrtle Beach, SC in April 2014.

(8)

HPT calculates FFO per common share and Normalized FFO per common share as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income available for common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT. HPT’s calculation of Normalized FFO available for common shareholders differs from NAREIT’s definition of FFO because HPT includes estimated percentage rent in the period to which HPT estimates that it relates rather than when it is recognized as income in accordance with GAAP, HPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP and HPT excludes acquisition related costs and losses on early extinguishment of debt. HPT considers FFO and Normalized FFO available for common shareholders to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that FFO and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO available for common shareholders may facilitate a comparison of HPT’s operating performance between periods and with other REITs. FFO and Normalized FFO available for common shareholders are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders. Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and HPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs. These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate FFO and Normalized FFO available for common shareholders differently than HPT does.

(9)

HPT calculates EBITDA and Adjusted EBITDA as shown above. HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(10)

Amounts represent the portion of business management fees that were payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, its officers and certain employees of HPT’s manager.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS

Real estate properties, at cost:
Land	$1,505,174	$1,484,210
Buildings, improvements and equipment	6,504,575	6,171,983
Total real estate properties, gross	8,009,749	7,656,193
Accumulated depreciation	(2,080,718)	(1,982,033)
Total real estate properties, net	5,929,031	5,674,160
Cash and cash equivalents	18,395	11,834
Restricted cash (FF&E reserve escrow)	39,106	33,982
Due from related persons	42,997	40,253
Other assets, net	371,619	222,333
Total assets	$6,401,148	$5,982,562

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$319,000	$18,000
Unsecured term loan	400,000	400,000
Senior unsecured notes, net of discounts	2,413,065	2,412,135
Convertible senior unsecured notes	8,478	8,478
Security deposits	42,143	33,069
Accounts payable and other liabilities	185,956	106,903
Due to related persons	17,698	8,658
Dividends payable	5,166	5,166
Total liabilities	3,391,506	2,992,409

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 151,485,368 and 149,920,449 shares issued and outstanding, respectively	1,515	1,499
Additional paid in capital	4,164,468	4,118,551
Cumulative net income	2,839,966	2,715,239
Cumulative other comprehensive income	33,412	25,804
Cumulative preferred distributions	(310,981)	(300,649)
Cumulative common distributions	(3,998,845)	(3,850,398)
Total shareholders’ equity	3,009,642	2,990,153
Total liabilities and shareholders’ equity	$6,401,148	$5,982,562